Exhibit 99.3


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                            Windmill Master Fund L.P.
                                             2nd Floor, Harbour Centre
                                             Georgetown, Grand Cayman
                                             Cayman Islands


Date of Event Requiring Statement:           08/01/07
Issuer and Ticker Symbol:                    Energy XXI (Bermuda) Limited (EXXI)
Relationship to Issuer:                      10% Owner
Designated Filer:                            Duquesne Capital Management, L.L.C.


TABLE I INFORMATION

Title of Security:                           Common Stock,
                                             par value $0.001 per share
Transaction Date                             08/01/07
Transaction Code                             S
Amount of Securities                         100
Securities Acquired (A) or Disposed of (D)   D
Price                                        $7.00 per share
Amount of Securities Beneficially Owned
     Following Reported Transactions         15,048,751
Ownership Form:                              D
Nature of Indirect Beneficial Ownership:     n/a


TABLE II INFORMATION

None.